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EXHIBIT 5.6

CONSENT OF EXPERTS

        We hereby consent to the reliance in this Registration Statement on Form F-10 of Wheaton River Minerals Ltd. ("Wheaton River") on our report dated January 2003 which Wheaton River used, or directly quoted from, in preparing summaries, including ore reserve and mineral estimates, in the Registration Statement of the Alumbrera Mine and the Peak Mine. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Harry Burgess, P.Eng., Mining Engineer

/s/  HARRY BURGESS

Date:  February 28, 2003

David Wells, C.Eng., Metallurgical Engineer

/s/  DAVID WELLS

Date:  February 28, 2003

Terry Hennessey, P.Geo., Geologist

/s/  TERRY HENNESSEY

Date:  February 28, 2003

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CONSENT OF EXPERTS